Exhibit 99.1

For Information Contact:

Reid Simpson	Kristi Emerson
Chief Financial Officer	Director, Corporate Communications
312.706.1706	303.915.9574
reids@eCollege.com	kristie@eCollege.com

eCollege® Announces Record Second Quarter Revenue of $28.3 Million,

Up 23 Percent from 2005

Company Reports Second Quarter EPS of $0.07 and Adjusted EPS of $0.15

CHICAGO – August 9, 2006 – eCollege® [Nasdaq: ECLG], a leading provider of value-added information services to the post-secondary education industry, today announced it achieved record second quarter revenue of $28.3 million for the quarter ended June 30, 2006, an increase of 23 percent from revenue of $23.1 million for the same period in the prior year. Second quarter revenue included $13.2 million from the Company’s eLearning Division and $15.1 million from the Company’s Enrollment Division.

Net income for the second quarter of 2006 totaled $1.6 million ($0.07 per diluted share) compared to net income of $1.6 million ($0.07 per diluted share) for the second quarter of 2005. Adjusted net income, which is the number analysts report on, was $3.5 million ($0.15 per diluted share) for the second quarter of 2006, an increase of 42 percent from adjusted net income of $2.4 million ($0.11 per diluted share) for the second quarter of 2005.

“We experienced strong revenue and earnings growth at our eLearning Division as we rolled out several large programs that we signed last year,” said Oakleigh Thorne, chairman and CEO of eCollege. “We expect continued strong revenue and earnings growth from our eLearning Division based on great sales this year and the ongoing operating leverage provided by our on-demand software model.”

“We also experienced solid second quarter revenue growth at our Enrollment Division, however, direct mail margins were impacted by the increasing sophistication and complexity of our customers’ direct mail programs,” Thorne continued. “We are implementing plans focused on restoring these margins to acceptable levels. Additionally, while we are having a record new sales year at our Enrollment Division, we also are seeing reductions in marketing spend by some existing customers, which we expect to impact third and fourth quarter revenue.”

Second Quarter 2006 Financial Highlights

Revenue

eLearning Division revenue for the second quarter of 2006 increased 32 percent from the same period in 2005 to $13.2 million. Student fee revenue, which represented 89 percent of the eLearning Division’s revenue in the second quarter of 2006, increased 32 percent from the second quarter of 2005.

Enrollment Division revenue for the second quarter of 2006 increased 16 percent from the same period in 2005 to $15.2 million. Direct mail revenue, which represented 60 percent of the Enrollment Division’s revenue in the second quarter of 2006, increased 26 percent from the second quarter of 2005. Interactive marketing revenue, which represented 29 percent of the Enrollment Division’s revenue in the second quarter of 2006, was flat with the second quarter of 2005.

Gross Margin

Gross margin declined to 46 percent for the second quarter of 2006 from 49 percent for the same period in 2005. Factors contributing to the decline in gross margin included shifts in product mix and reduced direct mail margins at the Enrollment Division.

Income from Operations

Income from operations for the second quarter of 2006 was $3.4 million, a decrease of 7 percent from $3.7 million for the second quarter of 2005. Comparisons to prior year results were impacted by a $706 thousand reversal of SFAS 123 expense in the second quarter of 2005 due to the departure of certain management employees at Datamark.

Operating Margin

Operating margin decreased to 12 percent for the second quarter of 2006 from 16 percent for the same period in the prior year. Operating margin adjusted for stock-based compensation expense was 16 percent, compared to 17 percent for the same period in the prior year. Factors included a decline in direct mail margins at the Company’s Enrollment Division.

Net Income before Income Taxes

Net income before taxes for the second quarter of 2006 was $2.5 million, a decrease of 12 percent from $2.8 million for the second quarter of 2005. The Company prepaid $1.5 million of seller notes during the quarter, which resulted in a one-time, non-cash interest charge of $226 thousand.

Income Taxes

The tax provision for the second quarter of 2006 was $907 thousand, which reflects an effective tax rate for the quarter of 37 percent. This compares to an effective tax rate of 45 percent for the same period in the prior year. The effective tax provision for the quarter was impacted primarily by revisions to reserves associated with state net operating loss carry forwards, offset in part by non-deductible imputed interest associated with the debt prepayment.

Net Income

Net income for the second quarter of 2006 was $1.6 million ($0.07 per diluted share), and remained flat compared to $1.6 million ($0.07 per diluted share) for the same period in the prior year.

Adjusted Net Income

In the second quarter of 2006, the Company recorded non-cash charges of $1.9 million, including expenses related to stock-based compensation, amortization of identifiable intangible assets associated with the Datamark acquisition and the accretion of the discount on the Company’s debt (non-cash interest expense). After adding these items back to GAAP net income, adjusted net income was $3.5 million ($0.15 per diluted share) for the second quarter of 2006, an increase of 42 percent from adjusted net income of $2.4 million ($0.11 per diluted share) for the second quarter of 2005. Differences between the Company’s GAAP net income and adjusted net income and adjusted net income per diluted share are further explained in the financial table that follows the unaudited Condensed Consolidated Statements of Operations included in this press release.

Free Cash Flow and Capital Expenditures

For the second quarter of 2006, the Company generated free cash flow of $3.5 million, an increase of 20 percent from $2.9 million for the second quarter of 2005. Free cash flow, an alternative non-GAAP measure of liquidity, is defined as adjusted EBITDA (EBITDA plus stock-based compensation expense) less cash interest and capital expenditures. Capital expenditures, including capitalized software development costs, were $2.0 million for the second quarter of 2006, compared to $1.6 million for the same period in 2005. Cash interest expense was $501 thousand for the second quarter of 2006 compared to $644 thousand for the second quarter of 2005. Differences between the Company’s GAAP net income and free cash flow are further explained in the financial table that follows the unaudited Condensed Consolidated Statements of Operations included in this press release.

Balance Sheet

As of June 30, 2006, the Company had cash of $22.7 million as compared to $26.7 million at March 31, 2006 and $12.9 million at June 30, 2005. As of June 30, 2006, the Company’s debt consisted of $500 thousand in original face amount of seller notes and $20.0 million in original face amount of senior subordinated debt. During the second quarter of 2006, the Company prepaid $1.5 million of seller notes. The Company expects to prepay the senior subordinated debt in the fourth quarter of 2006.

Operating Highlights

•

For the 2006 spring academic term, which impacts both the first and second quarters, the total number of distance student enrollments supported by the eLearning Division was approximately 530,000, up 85 percent from approximately 287,000 distance student enrollments in the spring term of 2005.

•

For the 2006 summer academic term, which impacts both the second and third quarters, the total number of distance student enrollments is expected to be approximately 280,000, up 67 percent from approximately 168,000 distance student enrollments in the summer term of 2005.

•	The Company signed five new platinum customers in the second quarter – four at the eLearning Division (including two cyber charter schools) and one at the Enrollment Division.
•	Cross sell revenues totaled $3.9 million for the second quarter of 2006, up 680 percent from $538,000 for the same period in the prior year.
•	Average annualized revenue per client at the eLearning Division was approximately $300,000 in the second quarter of 2006, an increase of 38 percent from $217,000 in the second quarter of 2005.

•

Total media under management (defined as customers’ gross media spending for direct mail, interactive and other media managed by the Company’s Enrollment Division) totaled approximately $30 million for the second quarter of 2006, an increase of 30 percent from the same quarter in the prior year.

•

The eLearning Division announced the next generation of its eLearning platform, eCollege.NExT, which builds upon eCollege’s tradition of a single-instance, on-demand eLearning architecture, and will provide significantly enhanced customization, interoperability and multiple language support.  These advancements will be implemented in a series of releases scheduled over the next 18 months.

•	The Company’s Enrollment Division named Don Bailey as chief operating officer (COO). Bailey has more than 35 years of experience in advertising management and agency operations.

Third Quarter 2006 Financial Guidance

The Company is providing the following guidance for the third quarter of 2006:

•

Revenue of $29.0 million to $30.2 million, representing growth of 10 to 14 percent from the third quarter of 2005. The Company expects revenue of $13.0 million to $13.2 million to come from the eLearning Division, representing growth of 25 to 27 percent from the third quarter of 2005. The Company expects revenue of $16.0 million to $17.0 million to come from the Enrollment Division, representing growth of 0 to 6 percent from the third quarter of 2005.

•	Income from operations of $2.8 million to $3.3 million, compared to $3.3 million for the third quarter of 2005.
•	Net income of $1.2 million to $1.5 million (EPS of $0.05 to $0.06 based on an estimated 23.1 million diluted shares), assuming an effective tax rate of 42.0 percent.
•

Adjusted net income of $2.8 million to $3.1 million (adjusted net income per diluted share of $0.12 to $0.13), which reflects adjustments of approximately $1.6 million for non-cash expenses including stock-based compensation, amortization of intangibles and non-cash interest expense.

•

Free cash flow of $2.4 million to $2.8 million, reflecting cash interest expense of approximately $500 thousand and capital expenditures (including capitalized software development costs) of approximately $2.7 million.

Third quarter guidance for adjusted net income, adjusted net income per diluted share and free cash flow is reconciled in the accompanying financial tables.

Fourth Quarter 2006 Outlook

Due to expected volatility at the Company’s Enrollment Division, the Company is not providing any current fourth quarter guidance for the Enrollment Division at this time, but anticipates providing such guidance during its third quarter conference call. The Company is providing the following current guidance for the fourth quarter of 2006:

•

The Company expects fourth quarter revenue for its eLearning Division of $13.9 million to $14.2 million, representing growth of 26 to 29 percent from the fourth quarter of 2005, and margins consistent with year-to-date results.

•

The Company expects corporate expenses to remain relatively flat, with the exception of a one-time, non-cash charge associated with the planned prepayment of its senior subordinated debt, which is scheduled for October 2006.

Long-term Outlook

In 2005, the Company announced that it was targeting average annual revenue growth of greater than 20 percent for 2006 through 2008, with corresponding growth in earnings and free cash flow of greater than 40 percent. The Company currently expects average annual revenue growth of 20 percent or more for its eLearning Division for the period 2006 through 2009, with increasing operating leverage. The Company is revisiting the long-term model for its Enrollment Division in light of recent volatility, and will report on that effort on its third quarter conference call.

“We are committed to achieving our long-term growth targets,” said Thorne, “and our eLearning Division is right on track to meet those objectives. We will continue to manage all of our assets to meet the financial goals we’ve established.”

Conference Call

eCollege will hold a conference call to discuss its second quarter financial results at 3:30 p.m. Central time (4:30 p.m. Eastern time) on August 9, 2006. Interested parties can listen to the live conference call webcast by going to the Investor Relations section of eCollege’s Web site at www.eCollege.com and clicking on the “Live Webcast” link. Please access the Web site at least 15 minutes prior to the call to register, download and install any necessary audio software.

For those unable to listen at the designated time, the archived webcast will be available on eCollege’s Web site for the next 12 months. A conference call replay also will be available from approximately 6:00 p.m. Central time (7:00 p.m. Eastern time) on August 9, 2006 until 11 p.m. Central time (midnight Eastern time) on August 16, 2006. To listen to the replay, participants should dial 800-642-1687. The conference ID for the replay is 3413409.

About eCollege

eCollege [Nasdaq: ECLG] is a leading provider of value-added information services to the post-secondary and K-12 education industries. The Company’s eLearning Division designs, builds and supports some of the most successful, fully online degree, certificate/diploma and professional development programs in the country. The Company’s Enrollment Division, Datamark, Inc., helps institutions build new enrollments and increase student retention. Customers include publicly traded for-profit institutions, community colleges, public and private universities, school districts and state departments of education. eCollege was founded in 1996 and is headquartered in Chicago, with the eLearning Division headquartered in Denver. Datamark was founded in 1987 and is headquartered in Salt Lake City. For more information, visit www.eCollege.com and www.Datamark.com.

This news release contains statements that are not historical in nature and that may be characterized as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Examples of these forward-looking statements include statements about expected future revenue, expenses, income from operations, adjusted income from operations, net income, adjusted net income, non-cash charges, EBITDA, adjusted EBITDA, cash and cash equivalents, free cash flow, capital expenditures, profitability, customer enrollments and any other statements that are not historical facts.  These statements are based on management’s current expectations and are subject to a number of uncertainties and risks.  Actual performance and results may differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the Company’s industries as well as the more specific risks and uncertainties facing the Company, including those identified in the Company’s reports on Form 10-K, Form 10-Q and Form 8- K filed with the U.S. Securities and Exchange Commission (“SEC”), which you are encouraged to review in connection with this release. You should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. We are not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.

This news release and/or the financial results attached hereto include “adjusted net income,” “adjusted net income per diluted share,” “adjusted EBITDA,” “free cash flow” and “adjusted income from operations” amounts that are considered “non-GAAP financial measures” under SEC rules. As required, we have included reconciliations of these measures to GAAP with this news release.

eCollege is a registered trademark of eCollege.

# # #

eCollege Condensed Consolidated Balance Sheets

Unaudited

(in thousands)

	June 30, 2006	December 31, 2005

Current Assets:
Cash and Cash Equivalents	$22,693	$23,037
Accounts Receivable and Other Current Assets	25,451	18,667
Total Current Assets	48,144	41,704

Property and Equipment (Net), Software Development Costs (Net) and Other Assets	12,199	10,074
Identified Intangible Assets (Net)	7,918	8,745
Deferred Tax Asset	17,660	18,806
Goodwill	54,745	54,745
Total Assets	$140,666	$134,074

Current Liabilities:
Accounts Payable and Accrued Liabilities	$ 13,095	$ 14,923
Deferred Revenue and Customer Advances	6,934	3,766
Current Portion of Capital Lease Obligations	498	320
Total Current Liabilities	20,527	19,009

Deferred Revenue	42	26
Other Liabilities and Capital Lease Obligations	1,026	572
Long-Term Debt ($20 million face value)	18,276	18,366
Seller Notes Payable ($2 million face value)	570	1,657
Total Liabilities	40,441	39,630

Common Stock and Additional Paid In Capital, Less Treasury Stock (1)	146,825	140,015
Warrants (1)	3,304	3,304
Other Stockholders’ Equity (1)	--	3,678
Accumulated Deficit	(49,904)	(52,551)
Total Stockholders’ Equity	100,225	94,444
Total Liabilities and Stockholders’ Equity	$140,666	$134,074

(1) The Company adopted SFAS 123 during the fourth quarter of 2003. Effective January 1, 2006, the Company adopted SFAS No. 123(R), “Share-Based Payment,” using the modified-prospective transition method. SFAS 123(R) clarifies and expands the guidance in SFAS 123 with respect to the accounting for stock-based compensation. As a result of adopting SFAS 123(R), certain balance sheet amounts associated with share-based compensation costs have been reclassified within the equity section of the balance sheet. This change in presentation had no net effect on total equity. Effective January 1, 2006, stock-based compensation expense has been reclassified from other stockholders’ equity into additional paid-in capital.

eCollege Condensed Consolidated Statements of Operations

Unaudited

(in thousands, except per share data)

	For the Three Months Ended
	June 30, 2006	June 30, 2005
Revenue
eLearning Revenue	$13,165	$10,011
Enrollment Marketing Revenue	15,161	13,076
Total Revenue	28,326	23,087

Cost of Revenue	15,342	11,799
Gross Profit	12,984	11,288

Research and Development	2,142	1,678
Sales and Marketing	2,745	2,617
General and Administrative	4,270	2,907
Amortization of Intangible Assets	414	414
Total Operating Costs and Expenses	9,571	7,616

Income from Operations	3,413	3,672
Interest and Other Income (Expense), Net	(937)	(862)

INCOME BEFORE INCOME TAXES	2,476	2,810
Income Tax (Expense)	(907)	(1,251)
NET INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	$1,569	$1,559

Net Income	$1,569	$1,559

Basic Net Income Per Share	$0.07	$0.07
Diluted Net Income Per Share	$0.07	$0.07

Shares Used in Computing Basic Net Income Per Share	22,157	21,796
Shares Used in Computing Diluted Net Income Per Share	23,159	22,262

eCollege Reconciliation of GAAP to Non-GAAP Measures

	For the Three Months Ended
	June 30, 2006	June 30, 2005
Reconciliation of Income from Operations to Adjusted Income from Operations:(1)
Income from Operations	$3,413	$3,672
Stock-Based Compensation Expense	1,039	239
Adjusted Income from Operations(1)	$4,452	$3,911

Reconciliation of Net Income to Adjusted Net Income, Adjusted EBITDA and Free Cash Flow: (1)
Net Income	$1,569	$1,559
Adjustments for Non-Cash Charges
Stock-Based Compensation Expense	1,039	239
Amortization of Identified Intangibles	413	413
Non-Cash Interest Expense	437	218
Adjusted Net Income(1)	$3,458	$2,429
Depreciation	918	657
Amortization of Capitalized Software	192	127
Cash Interest (Income)/Expense, Net	501	644
Income Taxes	907	1,251
Adjusted EBITDA(1)	$5,976	$5,108
Capital Expenditures	1,627	1,140
Capitalized Software	362	416
Cash Interest	501	644
Free Cash Flow(1)	$3,486	$2,908

Net Income per Diluted Share	$0.07	$0.07
Adjustments for Non-Cash Charges
Stock-Based Compensation Expense	0.04	0.01
Amortization of Identified Intangibles	0.02	0.02
Non-Cash Interest Expense	0.02	0.01
Adjusted Net Income per Diluted Share(1)	$0.15	$0.11

(1) Adjusted Income from Operations, Adjusted Net Income, Adjusted Net Income per Diluted Share, Adjusted EBITDA and Free Cash Flow are not generally accepted accounting principles, or "GAAP," based measures. However, management believes, based on feedback from investors, analysts and other users of the Company's financial information, that Adjusted Income from Operations, Adjusted Net Income, Adjusted Net Income per Diluted Share, Adjusted EBITDA and Free Cash Flow are appropriate measures of the operating performance of the Company because they are an indication of the resources available for strategic opportunities and are used by many investors to assess the Company's profitability from current operations. Further, management believes, based on feedback from analysts, that Adjusted Net Income, Adjusted Net Income per Diluted Share and Free Cash Flow are important measures that analysts use in estimating and analyzing results for the Company, which estimates are used by investors and potential investors. Finally, as a result of the Company's acquisition of Datamark in the fourth quarter of 2003 and related borrowings, Adjusted EBITDA has been defined by the Company's lenders as an important metric, and is used in the Company's debt compliance covenants. These measures, however, should be considered in addition to, not as a substitute for or superior to, net income, cash flows or other measures of financial performance prepared in accordance with GAAP. Adjusted Income from Operations, Adjusted Net Income, Adjusted Net Income per Diluted Share, Adjusted EBITDA and Free Cash Flow are reconciled herein to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP.

eCollege Condensed Consolidated Statements of Operations

Unaudited

(in thousands, except per share data)

	For the Six Months Ended
	June 30, 2006	June 30, 2005
Revenue
eLearning Revenue	$25,194	$20,016
Enrollment Marketing Revenue	30,556	26,870
Total Revenue	55,750	46,886

Cost of Revenue	29,691	23,655
Gross Profit	26,059	23,231

Research and Development	4,327	3,444
Sales and Marketing	5,412	5,117
General and Administrative	9,480	8,214
Amortization of Intangible Assets	827	786
Total Operating Costs and Expenses	20,046	17,561

Income from Operations	6,013	5,670
Interest and Other Income (Expense), Net	(1,733)	(1,834)

INCOME BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE	4,280	3,836
Income Tax (Expense)	(1,661)	(1,676)
NET INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	$2,619	$2,160
Cumulative Effect of Accounting Change, Net of Tax (1)	28	--
Net Income	$2,647	$2,160

Basic Net Income Per Share	$0.12	$0.10
Diluted Net Income Per Share	$0.11	$0.10

Shares Used in Computing Basic Net Income Per Share	22,097	21,571
Shares Used in Computing Diluted Net Income Per Share	23,080	22,111

(1) As a result of adopting SFAS 123(R), the Company is required to estimate forfeitures of share-based awards as of the grant date rather than recognizing such forfeitures as incurred. The Company recognized an after-tax gain of $28,000 ($46,000 pre-tax) as the cumulative effect of this change in accounting principle.

eCollege Reconciliation of GAAP to Non-GAAP Measures

	For the Six Months Ended
	June 30, 2006	June 30, 2005
Reconciliation of Income from Operations to Adjusted Income from Operations:(1)
Income from Operations	$6,013	$5,670
Stock-Based Compensation Expense	1,997	1,103
Adjusted Income from Operations(1)	$8,010	$6,773

Reconciliation of Net Income to Adjusted Net Income, Adjusted EBITDA and Free Cash Flow: (1)
Net Income	$2,647	$2,160
Adjustments for Non-Cash Charges
Stock-Based Compensation Expense	1,997	1,103
Amortization of Identified Intangibles	827	787
Non-Cash Interest Expense	695	460
Adjusted Net Income(1)	$6,166	$4,510
Depreciation	1,699	1,329
Amortization of Capitalized Software	340	271
Cash Interest (Income)/Expense, Net	1,038	1,374
Income Taxes	1,679	1,673
Adjusted EBITDA(1)	$10,922	$9,157
Capital Expenditures	3,528	2,122
Capitalized Software	671	957
Cash Interest	1,038	1,374
Free Cash Flow(1)	$5,685	$4,704

Net Income per Diluted Share	$0.11	$0.10
Adjustments for Non-Cash Charges
Stock-Based Compensation Expense	0.09	0.05
Amortization of Identified Intangibles	0.04	0.03
Non-Cash Interest Expense	0.03	0.02
Adjusted Net Income per Diluted Share(1)	$0.27	$0.20

(1) Adjusted Income from Operations, Adjusted Net Income, Adjusted Net Income per Diluted Share, Adjusted EBITDA and Free Cash Flow are not generally accepted accounting principles, or "GAAP," based measures. However, management believes, based on feedback from investors, analysts and other users of the Company's financial information, that Adjusted Income from Operations, Adjusted Net Income, Adjusted Net Income per Diluted Share, Adjusted EBITDA and Free Cash Flow are appropriate measures of the operating performance of the Company because they are an indication of the resources available for strategic opportunities and are used by many investors to assess the Company's profitability from current operations. Further, management believes, based on feedback from analysts, that Adjusted Net Income, Adjusted Net Income per Diluted Share and Free Cash Flow are important measures that analysts use in estimating and analyzing results for the Company, which estimates are used by investors and potential investors. Finally, as a result of the Company's acquisition of Datamark in the fourth quarter of 2003 and related borrowings, Adjusted EBITDA has been defined by the Company's lenders as an important metric, and is used in the Company's debt compliance covenants. These measures, however, should be considered in addition to, not as a substitute for or superior to, net income, cash flows or other measures of financial performance prepared in accordance with GAAP. Adjusted Income from Operations, Adjusted Net Income, Adjusted Net Income per Diluted Share, Adjusted EBITDA and Free Cash Flow are reconciled herein to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP.

eCollege Condensed Consolidated Statement of Cash Flows

Unaudited

(in thousands)

	For the Six Months Ended
	June 30, 2006	June 30, 2005

Cash Flows from Operating Activities:
Net Income	$2,647	$2,160

Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation	1,699	1,387
Amortization of Capitalized Software	340	271
Amortization of Intangible Assets	827	786
Stock-Based Compensation	2,043	1,103
Cumulative Effect of Accounting Change	(28)	--
Deferred Income Taxes	987	1,673
Loss on Early Retirement of Debt	226	--
Other (Net)	608	667
Changes In:
Accounts Receivable and Accrued Revenue Receivable	(5,297)	(4,123)
Accounts Payable and Accrued Liabilities	(1,796)	(594)
Deferred Revenue	3,184	2,609
Other Changes in Assets and Liabilities (Net)	(1,526)	(1,120)
Net Cash Provided by Operating Activities	3,914	4,819

Cash Flows from Investing Activities:
Purchases of Property and Equipment	(2,624)	(1,626)
Capitalized Software Development Costs	(671)	(957)
Net Cash Used in Investing Activities	(3,295)	(2,583)

Cash Flows from Financing Activities
Proceeds from Issued Shares, Net of Tax Payments	748	4,482
Tax Benefit from the Issuance of Stock-based awards	437	--
Payments on Leasing Arrangements	(212)	(93)
Payments on Seller Notes	(1,936)	--
Payments on Term Loan	--	(1,917)
	(963)	2,472

Net Decrease in Cash and Cash Equivalents	(344)	4,708
Cash and Cash Equivalents, Beginning of Period	23,037	8,223
Cash and Cash Equivalents, End of Period	$22,693	$12,931

Reconciliation of GAAP Net Income and Net Income per Diluted Share Guidance

to Adjusted Net Income, Adjusted Net Income per Diluted Share and Free Cash Flow Guidance

	For the Three Months Ending September 30, 2006
	Range (in thousands)	Per Share
Net Income Guidance	$1,200 to $1,500	$0.05 to $0.06
Adjustments for Non-Cash Charges
Stock-Based Compensation Expense	$1,000	$0.04
Amortization of Identified Intangibles	$400	$0.02
Non-Cash Interest Expense	$200	$0.01
Adjusted Net Income Guidance(1)	$2,800 to $3,100	$0.12 to $0.13
Depreciation	$1,000
Amortization of Capitalized Software	$300
Cash Interest (Income)/Expense, Net	$500
Taxes on Income	$1,000 to $1,100
Adjusted EBITDA(1)	$5,600 to $6,000
Capital Expenditures	$2,300
Capitalized Software	$400
Cash Interest	$500
Free Cash Flow Guidance(1)	$2,400 to $2,800

(1)Adjusted Net Income, Adjusted Net Income per Diluted Share, Adjusted EBITDA and Free Cash Flow are not generally accepted accounting principles, or "GAAP," based measures. However, management believes, based on feedback from investors, analysts and other users of the Company's financial information, that Adjusted Net Income, Adjusted Net Income per Diluted Share, Adjusted EBITDA and Free Cash Flow are appropriate measures of the operating performance of the Company because they are an indication of the resources available for strategic opportunities and are used by many investors to assess the Company's profitability from current operations. Further, management believes, based on feedback from analysts, that Adjusted Net Income, Adjusted Net Income per Diluted Share and Free Cash Flow are important measures that analysts use in estimating and analyzing results for the Company, which estimates are used by investors and potential investors. Finally, as a result of the Company's acquisition of Datamark in the fourth quarter of 2003 and related borrowings, Adjusted EBITDA has been defined by the Company's lenders as an important metric, and is used in the Company's debt compliance covenants. These measures, however, should be considered in addition to, not as a substitute for or superior to, net income, cash flows or other measures of financial performance prepared in accordance with GAAP. The Company’s guidance for Adjusted Net Income, Adjusted Net Income per Diluted Share, Adjusted EBITDA and Free Cash Flow is reconciled herein to guidance for net income, the most directly comparable financial measure calculated and presented in accordance with GAAP.